UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

YUMANITY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37695	20-8436652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-409-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 17, 2022, Yumanity Therapeutics, Inc. (the “Company”) issued a press release announcing that it was reducing its workforce by approximately 60% of its current headcount with the objective of preserving capital. This workforce reduction will take place primarily during the first quarter of 2022. As a result of these actions, the Company expects to incur personnel-related restructuring charges of approximately $0.4 million in connection with one-time employee termination costs, including severance and other benefits, which are expected to be incurred in the first quarter of 2022. In addition, the Company has committed to pay one-time employee retention costs to certain employees of up to $0.4 million, which are expected to be incurred through the second quarter of 2022. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction or retention efforts. These estimates of the costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ.

Item 7.01	Regulation FD Disclosure.

On February 17, 2022, the Company issued a press release titled “Yumanity Therapeutics Exploring Strategic Alternatives to Enhance Shareholder Value and Announces Restructuring.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Yumanity Therapeutics, Inc. press release, dated February 17, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s business strategy, structure and operations, including the Company’s plans to explore strategic alternatives; the cause, size, timing and impact of the Company’s reduction in workforce and related activities; the expected size of the Company’s workforce following such reduction; the estimated charges and costs expected to be incurred in connection with such reduction; the financial plans and projections, including its restructuring and other cost-saving efforts and impact on cash runway; and the percent of such charges expected to result in cash expenditures. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: those related to the difficulties in and effect of implementing the Company’s business strategy; the difficulties in and effect of implementing the Company’s reduction in workforce, such as claims arising out of the reduction; the risks related to the difficulty of predicting the financial impact or timing of the Company’s reduction in workforce, including the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated; the risks related to the Company’s capital requirements, use of capital and unexpected expenditures, including the Company’s ability to manage operating expenses or obtain funding to support planned business activities or to explore and establish strategic alternative transactions; risks related to the Company’s ability to attract and retain personnel; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as updated by the Company’s other subsequently filed SEC filings. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 17, 2022

Yumanity Therapeutics, Inc.

By:	/s/ Richard Peters
Name:	Richard Peters
Title:	President & Chief Executive Officer